                                                                    EXHIBIT 10.3

                               [MAXIM GROUP LOGO]


                                                                November 2, 2004

Mr. Bernard Albanese
President
Interactive Systems Worldwide, Inc.
2 Andrews Drive, 2nd Floor
West Paterson, NJ 07424

Dear Mr. Albanese:

         The purpose of this letter agreement ("Agreement") is to confirm the engagement of Maxim Group, LLC ("Maxim") by Interactive Systems Worldwide, Inc. ("Company") to act as the exclusive placement agent in connection with the proposed offering ("Offering") of convertible preferred stock and warrants (the "Securities") of the Company. The gross proceeds from the Offering will be U.S. $3,000,000, and the terms of such Offering and the Securities will be substantially as set forth in Exhibit B hereto.

1.       Appointment.

         (a) Subject to the terms and conditions of this Agreement, the Company hereby retains Maxim, and Maxim hereby agrees to act, as the Company's exclusive placement agent in connection with the Offering. As placement agent Maxim will advise and assist the Company in identifying, and assisting the Company in issuing the Securities to, one or more potential investors ("Investors") in the Offering. The Company acknowledges and agrees that Maxim's obligations hereunder are on a "commercially reasonable efforts" basis only and this Agreement does not constitute a commitment by Maxim to purchase the Securities. The Company retains the right to determine all of the terms and conditions of the Offering and to accept or reject any proposals submitted to it by Maxim in its sole and absolute discretion.

         (b) During the Term of this Agreement (as such term is hereinafter defined), neither the Company nor any of its subsidiaries will, directly or indirectly, solicit or otherwise encourage the submission of any proposal or offer ("Investment Proposal") from any person or entity relating to any issuance of the Company's or any of its subsidiaries' equity securities (including debt securities with any equity feature) or participate in any discussions regarding an Investment Proposal. The term "Investment Proposal" shall not include (i) any investment in the equity securities of any other entity, (ii) any loans to the Company, and (iii) any transaction or agreement with one or more persons, firms or entities designated as a "strategic partner" of the Company, as determined in good faith by the Board of Directors of the Company, provided that each such person, firm or entity is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. The Company will immediately cease all contacts, discussions and negotiations with third parties regarding any Investment Proposal.


                              Members NASD & SIPC
 405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761
                    * fax (212) 895-3783 * www.maximgrp.com
                  New York, NY * Long Island, NY * Chicago, IL

                               [MAXIM GROUP LOGO]

2.       Compensation and Expenses.

         (a) In consideration of the services rendered by Maxim in connection with the Offering, the Company agrees to pay Maxim the following compensation:

             (i) A cash fee payable upon the closing of the transactions contemplated by this Agreement ("Closing") equal to 6% of the gross proceeds received by the Company at the Closing. A 5% cash fee payable upon receipt by the Company of the gross proceeds resulting from the exercise by any Investor of a warrant issued to such Investor in connection with the Offering for cash, if any, provided that an Investor Warrant exercise occurs on or before the expiration of the 30 month period commencing on the date of the Closing.

             (ii) On the date of the Closing, the Company will issue to Maxim or its designees warrants to purchase a number of shares of the common stock of the Company ("Common Stock") as is determined by the following formula: The number of warrants issued to Maxim shall be equal to 10% of the quotient obtained by dividing the amount of the gross proceeds that the Investors have delivered to the Company at the Closing by the "Closing Price" (as hereinafter defined). These warrants will entitle the holders thereof to purchase Common Stock, at an initial exercise price equal to 120% of the Closing Price, during the five-year period commencing on the date of the Closing. These warrants shall be callable by the Company in the event of a merger or similar transaction where the Company is not the surviving entity and the successor entity demands that the warrants are extinguished at or prior to the applicable closing. The "Closing Price" shall be equal to the average of the 5 VWAPs of the Common Stock immediately prior to the date of the Closing, as listed on the NASDAQ Small Cap market. These warrants will be evidenced by a customary form of instrument received by placement agents for private placements of this type; will not be exercisable until at least 6 months and 1 day after the Closing Date; will provide for unlimited piggyback registration rights; will contain a cashless exercise provision; and will contain customary weighted average anti-dilution protection; provided that the exercise price of the warrants may not be less than the Closing Price until after the Company's shareholders approve this transaction, which approval the Company will seek at its next annual meeting of shareholders to be held no later than March 31, 2005.

             (iii) All amounts payable hereunder will be paid to Maxim out of an escrow account established for the Closing or by such other means acceptable to Maxim.

         (b) In order to reimburse Maxim for its expenses, the Company has paid to Maxim $10,000 toward its legal fees and expenses for the Offering. Such $10,000 amount is in addition to the amount set forth in Exhibit B to be paid by the Company to the Investors for their fees and expenses.

                                       2
                              Members NASD & SIPC
 405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761
                    * fax (212) 895-3783 * www.maximgrp.com
                  New York, NY * Long Island, NY * Chicago, IL

                               [MAXIM GROUP LOGO]

         (c) The terms of Exhibit A attached hereto are incorporated by reference for the benefit of Maxim and the Company.

3.       Term of Engagement.

         (a) This Agreement will remain in effect until the date that is 30 days after the date hereof, after which either party shall have the right to terminate it on two days prior written notice to the other. The date of termination of this Agreement is referred to herein from time to time as the "Termination Date." The period of time during which this Agreement remains in effect is referred to herein from time to time as the "Term". If, within one year after the Termination Date, the Company completes any private financing of equity or debt or other capital raising activity of the Company (other than the exercise by any person or entity of any options, warrants or other convertible securities other than the warrants issued pursuant to this Agreement) with any of the Investors who were first introduced to the Company by Maxim and disclosed to the Company in writing within ten days after the Termination Date of this Agreement (but not including any persons or entities who had invested in the Company as part of the financing concluded on November 24, 2003), the Company will pay to Maxim upon the closing of such financing the compensation set forth in Section 2(a) as a "Source Fee".

         (b) Notwithstanding anything herein to the contrary, the obligation to pay the compensation and expenses described in Section 2 if any, and the Source Fees described in Section 3(a), if any, and the provisions of Sections 4(b), and 9-15 and all of Exhibit A attached hereto (the terms of which are incorporated by reference hereto), will survive any termination or expiration of this Agreement.

4.       Information.

         (a) The Company recognizes that, in completing its engagement hereunder, Maxim will be using and relying on publicly available information and on data, material and other information furnished to Maxim by the Company or the Company's affiliates and agents. The Company will promptly provide Maxim with all relevant information about the Company (to the extent available to the Company in the case of parties other than the Company) that is reasonably requested by Maxim, which information will be accurate in all material respects as of the time it is furnished. It is understood and agreed that in performing under this engagement, Maxim will be relying upon the accuracy and completeness of, and is not assuming any responsibility for independent verification of, such publicly available information and the other information so furnished. Notwithstanding the foregoing, it is understood that Maxim will conduct a due diligence investigation of the Company and the Company will reasonably cooperate with such investigation as a condition of Maxim's obligations hereunder.

                                       3
                              Members NASD & SIPC
 405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761
                    * fax (212) 895-3783 * www.maximgrp.com
                  New York, NY * Long Island, NY * Chicago, IL

                               [MAXIM GROUP LOGO]

         (b) Until the date that is one year from the date hereof, Maxim will keep all information obtained from the Company strictly confidential except: (i) information which is otherwise publicly available, or previously known to or obtained by, Maxim independently of the Company and without breach of any of Maxim's agreements with the Company; (ii) Maxim may disclose such information to its employees and attorneys, and to its other advisors and financial sources on a need to know basis only and will ensure that all such employees, attorneys, advisors and financial sources will keep such information strictly confidential; and (iii) pursuant to any order of a court of competent jurisdiction or other governmental body or as may otherwise be required by law.

         (c) The Company recognizes that in order for Maxim to perform properly its obligations in a professional manner, the Company will keep Maxim informed of and, to the extent practicable, permit Maxim to participate in meetings and discussions between the Company and any third party relating to the matters covered by the terms of Maxim's engagement.

5. Securities Law Compliance. The Company, at its own expense, will obtain any registration or qualification required to sell any Securities under the Blue Sky laws of any applicable jurisdictions.

6. No General Solicitation. The Securities will be offered only by approaching prospective purchasers on an individual basis. No general solicitation or general advertising in any form will be used by the Company or Maxim in connection with the offering of the Securities.

7. Confidentiality. The Company will not provide or release any information with respect to this Agreement or the Offering except as required by law.

8. Representations and Warranties. The Company represents and warrants that: (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) this Agreement has been duly authorized and executed and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms; and (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not conflict with or result in a breach of (i) the Company's certificate of incorporation or by-laws or (ii) any agreement to which the Company is a party or by which any of its property or assets is bound.

9. Parties; Assignment; Independent Contractor. This Agreement has been and is made solely for the benefit of Maxim and the Company and each of the persons, agents, employees, officers, directors and controlling persons referred to in Exhibit A and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in this Agreement will confer any rights upon, nor will this Agreement be construed to create any rights in, any person who is not party to such Agreement, other than as set forth in this paragraph. The rights and obligations of either party under this Agreement may not be assigned without the prior written consent of the other party hereto and any other purported assignment will be null and void. Maxim has been retained under this Agreement as an independent contractor, and it is understood and agreed that this Agreement does not create a fiduciary relationship between Maxim and the Company or their respective Boards of Directors. Maxim shall not be considered to be the agent of the Company for any purpose whatsoever and Maxim is not granted any right or authority to assume or create any obligation or liability, express or implied, on the Company's behalf, or to bind the Company in any manner whatsoever.

                                       4
                              Members NASD & SIPC
 405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761
                    * fax (212) 895-3783 * www.maximgrp.com
                  New York, NY * Long Island, NY * Chicago, IL

                               [MAXIM GROUP LOGO]

10. Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

11. Waiver of Breach. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred in any one or more instances, will not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, and the same will be and remain in full force and effect.

12. Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

13. Governing Law; Jurisdiction Law. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the State of New York. The Company and Maxim each (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Company and Maxim further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process in any such suit, action or proceeding.

14. Entire Agreement; Modification. This Agreement together with the attached Exhibits A and B, supercedes, amends and restates in its entirety the letter agreement entered into by the parties on October 22, 2004 and this agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement. This Agreement may be modified only in writing signed by the party to be charged hereunder.

                                        5
                              Members NASD & SIPC
 405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761
                    * fax (212) 895-3783 * www.maximgrp.com
                  New York, NY * Long Island, NY * Chicago, IL

                               [MAXIM GROUP LOGO]

15. Notices. All notices will be in writing and will be effective when delivered in person or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

         To the Company:  Mr. Barry Mindes
                          Interactive Systems Worldwide, Inc.
                          2 Andrews Drive, 2nd Floor
                          West Paterson, NJ 07424
                          Telephone: (973) 256-8181
                          Facsimile:  (973) 256-8211

         with a copy to:  Richard M. Hoffman, Esq.
                          c/o Friedman Kaplan Seiler & Adelman LLP
                          1633 Broadway
                          46th Floor
                          New York, NY 10019
                          Telephone:  (212) 833-1116
                          Facsimile:  (212) 833-1250

          To Maxim:       Maxim Group, LLC
                          405 Lexington Avenue
                          New York, NY 10174
                          Attention: Anthony J. Sarkis
                          Telephone:  (212) 895-3500
                          Facsimile:  (212) 895-3783




                                        6

                              Members NASD & SIPC
 405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761
                    * fax (212) 895-3783 * www.maximgrp.com
                  New York, NY * Long Island, NY * Chicago, IL

                               [MAXIM GROUP LOGO]

         If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

         We appreciate this opportunity to be of service and are looking forward to working with you on this matter.

                                Very truly yours,

                                MAXIM GROUP, LLC


                                By:  /s/ Anthony J. Sarkis
                                     Name: MR. ANTHONY J. SARKIS
                                     Title: HEAD OF INVESTMENT BANKING


INTERACTIVE SYSTEMS WORLDWIDE, INC.


By: /s/ Bernard Albanese
    Name:  MR. BERNARD ALBANESE
    Title: PRESIDENT









                                        7
                              Members NASD & SIPC
 405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761
                    * fax (212) 895-3783 * www.maximgrp.com
                  New York, NY * Long Island, NY * Chicago, IL

                               [MAXIM GROUP LOGO]

                                    EXHIBIT A

                                 INDEMNIFICATION

         (a) The Company agrees to indemnify and hold harmless Maxim, any person who controls Maxim within the meaning of the Securities Act, Section 20(a) of the Exchange Act or any applicable statute, and each partner, director, officer, employee, agent and representative of Maxim from and against any loss, damage, expense, liability or claim, or actions or proceedings in respect thereof (including, without limitation, reasonable attorneys' fees and expenses incurred in investigating, preparing or defending against any litigation commenced) which any such person may incur or which may be made or brought against any such person, but only to the extent the same arises out of or is based upon: (i) any breach of any of the agreements, representations or warranties of the Company contained in or contemplated by this Agreement or the Offering Documents, including, without limitation, those arising out of or based on any alleged untrue statement of a material fact contained in the Offering Documents or omission to state a material fact required to be stated in the Offering Documents or necessary in order to make the statements appearing therein not misleading in the light of the circumstances in which they were made, (ii) any violation of any federal or state securities laws attributable to the Offering,
(iii) any violation of law by the Company or any affiliate of the Company, or any director, officer, employee, agent or representative of any of them, related to or arising out of the Offering or (iv) Maxim's entering into or performing services under this Agreement, or arising out of any other matter referred to in this Agreement. This indemnity agreement by, and the agreements, warranties and representations of, the Company shall survive the offer, sale and delivery of the Securities and the termination of this Agreement and shall remain in full force and effect regardless of any investigation made by or on behalf of any person indemnified hereunder, and termination of this Agreement and acceptance of any payment for the Securities hereunder.

         (b) Maxim agrees to indemnify and hold harmless the Company and its affiliates, any person who controls any of them within the meaning of the Securities Act, Section 20(a) of the Exchange Act or any applicable statute, and each officer, director, employee, agent and representative of the Company or any of its affiliates from and against any loss, damage, expense, liability or claim or actions or proceedings in respect thereof (including, without limitation, reasonable attorneys' fees and expenses incurred in investigating, preparing or defending against any litigation commenced) which any such person may incur or which may be made or brought against any such person, but only to the extent the same arises out of or is based upon: (i) any breach of any of the agreements, representations or warranties of Maxim contained in this Agreement or (ii) any alleged untrue statement of a material fact in any information provided to the Company in writing by Maxim, expressly for use in and used in the Offering Documents. This indemnity agreement by, and the agreements, warranties and representations of, Maxim shall survive the offer, sale and delivery of the Securities and the termination of this Agreement and shall remain in full force and effect regardless of any investigation made by or on behalf of any person indemnified hereunder, and termination of this Agreement and acceptance of any payment for the Securities hereunder.

                                        8
                              Members NASD & SIPC
 405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761
                    * fax (212) 895-3783 * www.maximgrp.com
                  New York, NY * Long Island, NY * Chicago, IL

                               [MAXIM GROUP LOGO]

         (c) If any action is brought against a party (the "INDEMNIFIED PARTY") in respect of which indemnity may be sought against one or more other parties (the "INDEMNIFYING PARTY" or "INDEMNIFYING PARTIES"), the Indemnified Party shall promptly notify the Indemnifying Party or Parties in writing of the institution of such action; provided, however, the failure to give such notice shall not release the Indemnifying Party or Parties from its or their obligation to indemnify the Indemnified Party hereunder except to the extent the Indemnifying Party actually incurs substantial damage by reason of such failure and shall not release the Indemnifying Party or Parties from any other obligations or liabilities to the Indemnified Party in any event. The Indemnifying Party or Parties may at its or their own expense elect to assume the defense of such action, including the employment of counsel reasonably acceptable to the Indemnified Party; provided, however, that no Indemnifying or Indemnified Party shall consent to the entry of any judgment or enter into any settlement by which the other party is to be bound without the prior written consent of such other party, which consent shall not be unreasonably withheld. In the event the Indemnifying Party or Parties assume a defense hereunder, the Indemnified Party shall be entitled to retain its own counsel in connection therewith and, except as provided below, shall bear the fees and expenses of any such counsel, and counsel to the Indemnified Party or Parties shall cooperate with such counsel to the Indemnifying Party in connection with such proceeding. If an Indemnified Party reasonably determines that there are or may be differing or additional defenses available to the Indemnified Party which are not available to the Indemnifying Party, or that there is or may be a conflict between the respective positions of the Indemnifying Party and of the Indemnified Party in conducting the defense of any action, then the Indemnifying Party shall bear the reasonable fees and expenses of any counsel retained by the Indemnified Party in connection with such proceeding. All references to the Indemnified Party contained in this paragraph (c) include, and extend to and protect with equal effect, any persons who may control the Indemnified Party within the meaning of the Securities Act, Section 20(a) of the Exchange Act or any applicable statute, any successor to the Indemnified Party and each of its partners, officers, directors, employees, agents and representatives. The indemnity agreements set forth in this Exhibit A shall be in addition to any other obligations or liabilities of the Indemnifying Party or Parties hereunder or at common law or otherwise. Notwithstanding anything herein to the contrary, in no event shall Maxim be obligated to indemnify any person or entity in an amount in excess of the gross consideration received by Maxim for services rendered hereunder.

         (d) If recovery is not available under the foregoing indemnification provisions of Exhibit A, for any reason other than as specified therein, the party entitled to indemnification by the terms thereof shall be entitled to contribution to losses, damages, liabilities and expenses of the nature contemplated by such indemnification provisions. In determining the amount of such contribution, there shall be considered the relative benefits received by the Company, on the one hand, and the Maxim, on the other hand, from the Offering (which shall be deemed to be the portion of the proceeds of the Offering realized by each party), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, the relative culpability of the parties, the relative benefits received by the parties and any other equitable considerations appropriate under the circumstances. No party shall be liable for contribution with respect to any action or claim settled without its consent. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Exhibit A, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Exhibit A or otherwise. For purposes of this Exhibit A, each person, if any, who controls a party to this Agreement within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as that party to this Agreement. Notwithstanding the foregoing, in no event will the aggregate contribution by Maxim hereunder exceed the amount of fees actually received by Maxim pursuant to this Agreement. The reimbursement, indemnity and contribution obligations of the Company hereinabove set forth shall be in addition to any liability which the Company may otherwise have and these obligations and the other provisions hereinabove set forth shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Maxim and any other Indemnified Person.

                                        9
                              Members NASD & SIPC
 405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761
                    * fax (212) 895-3783 * www.maximgrp.com
                  New York, NY * Long Island, NY * Chicago, IL

                               [MAXIM GROUP LOGO]

         (e) In any claim for indemnification for United States Federal or state securities law violations, the party seeking indemnification shall place before the court the position of: (i) the SEC and (ii) if applicable, any state securities commissioner or agency having jurisdiction with respect to the issue of indemnification for securities law violations.


























                                       10
                              Members NASD & SIPC
 405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761
                    * fax (212) 895-3783 * www.maximgrp.com
                  New York, NY * Long Island, NY * Chicago, IL